                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ONTRO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                [Company Logo]


                     _____________________________________

                          PRINCIPAL EXECUTIVE OFFICE

                              13250 GREGG STREET
                            POWAY, CALIFORNIA 92064
                     _____________________________________


To Ontro Shareholders:

     Ontro, Inc.'s 1999 Annual Meeting will be held in the Solana/Miramar room at the Holiday Inn at 9335 Kearny Mesa Road, San Diego, California 92126, on June 11, 1999, at 2:00 p.m. San Diego Time. The formal notice and proxy statements follow.

     The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before the meeting.

     The Company's 1998 Form 10-KSB is enclosed herewith.


                                            Sincerely yours,


                                            James A. Scudder
                                            CHAIRMAN OF THE BOARD

April 30, 1999

--------------------------------------------------------------------------------

                 TO ENSURE YOUR REPRESENTATION AT THE MEETING,
                      PLEASE DATE, SIGN AND MAIL PROMPTLY
                         THE ENCLOSED PROXY, FOR WHICH
                        A RETURN ENVELOPE IS PROVIDED.

--------------------------------------------------------------------------------


                                [Company Logo]


                     _____________________________________

                           NOTICE OF ANNUAL MEETING
                     _____________________________________


     The Annual Meeting of Shareholders of Ontro, Inc. will be held in the Solana/Miramar room at the Holiday Inn at 9335 Kearny Mesa Road, San Diego, California 92126, on June 11, 1999, at 2:00 p.m. San Diego Time, for the following purposes:

     1.  To elect five Directors for the ensuing year;

     2. To approve an amendment to the Company's 1996 Stock Plan, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares;

     3. To ratify the appointment of KPMG, LLP as the Company's 1999 Independent Auditors; and

     4. To transact such other business as may properly come before the meeting.

     The record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof is the close of business on April 12, 1999. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available at the offices of the Company for examination during business hours by any stockholder for any purpose relating to the meeting.

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.


                                            By Order of the Board of Directors


                                            Kevin A. Hainley
                                            SECRETARY

April 30, 1999
Poway, California

                                  ONTRO, INC.
                              13250 GREGG STREET
                            POWAY, CALIFORNIA 92064

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 11, 1999


GENERAL

This Proxy Statement is furnished in connection with the solicitation of Proxies by or on behalf of the Board of Directors ("Board") of ONTRO, Inc., a California corporation (the "Company"), for use at the Company's 1999 Annual Meeting of Shareholders to be held on June 11, 1999, in the Solana/Miramar room at the Holiday Inn at 9335 Kearny Mesa Road, San Diego, California 92126, at 2:00 p.m. and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

REVOCABILITY OF PROCESS

Any shareholder may revoke his or her proxy by delivering written notice of revocation to the Secretary of the Company at its principal office, 13250 Gregg Street, Poway, California 92064, by a delivery of proxy bearing a later date, or by attendance at the Annual Meeting and voting in person.

SOLICITATION

This Proxy Statement and the Form 10-KSB of the Company for the year ended December 31, 1998, will be mailed on or about April 30 to each shareholder of record as of the close of business on April 12, 1999.

The solicitation of proxies is being made by use of the mails. The cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, email or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record will be requested to forward proxy soliciting material to the beneficial owners of the shares, and will be reimbursed by the Company for their reasonable out-of pocket expenses incurred in forwarding these materials.

VOTING

When your proxy is returned properly signed, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted in favor of the five persons nominated to be directors in Proposal One and in favor of Proposals Two and Three. If a proxy indicates that a shareholder or nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal, although such shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum. Additionally, broker non-votes are not counted as votes cast on any matter to which they relate.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

Holders of Common Stock are entitled to one vote per share on all matters brought before the Annual Meeting and to cumulate votes for the election of directors. A shareholder may not cumulate votes unless the shareholder has announced at the Annual Meeting the intention to do so before the voting has begun, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares owned by the shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The five nominees for director receiving the highest number of votes at the Annual Meeting from the holders of Common Stock will be elected.

The Company's Articles of Incorporation provide that the shareholder's right to cumulative voting will terminate automatically when the Common Stock of the Company is listed on Nasdaq NMS, NYSE or AMEX, provided the Company has at least 800 shareholders as of the record date for the most recent meeting of its shareholders. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board of Directors and may have the effect of deterring hostile takeovers delaying or preventing changes in control or management of the Company.

An affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for approval of Proposal One, Proposal Two and Proposal Three.

Directors and officers beneficially own approximately 16.5% of the outstanding shares of Common Stock. The directors and officers have indicated that they intend to vote for each of the nominees for director and in favor of Proposals Two and Three.

RECORD DATE

The Company had 6,489,478 shares of Common Stock, no par value (the "Common Stock"), outstanding as of April 12, 1999. Holders of record of shares of the Common Stock at the close of business on April 12, 1999, will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, absentees and broker non-votes.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information concerning the ownership of the Company's Common Stock as of April 12, 1999, by (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons named have sole voting and investment power with respect to the securities owned by them.


 Name and Address                         Number of Shares               Percent of
of Shareholder (1)                       Beneficially Owned          Outstanding Shares
------------------                       ------------------          ------------------
James L. Berntsen                          460,589 (2)                      7.1%
Robert F. Coston                            10,000 (3)                       *
Ann T. Davern                               41,196 (4)                       *
Kevin A. Hainley                            49,166 (5)                       *
James A. Scudder                           567,940 (6)                      8.7%
L.L. Knickerbocker Co., Inc.               858,673                         13.2%
30005 Comercio
Rancho Santa Margurita, CA 92688
William D. Corneliuson                     684,500 (7) (8)                 10.5%
777 East Wisconsin Ave., Suite 3020
Milwaukee, WI 53202
Heartland Advisors, Inc.                   333,900 (8)                      5.5%
790 North Milwaukee St.
Milwaukee, WI 53202
Wellington Management Company, LLP         360,000 (8)                      5.1%
75 State Street,Boston, MA 02109
All Directors and Executive              1,128,891 (9)                     17.2%
Officers as a Group (7 Persons)


*  Less than 1%

(1) The address for all directors and executive officers is 13250 Gregg Street, Poway, California, 92064.
(2) Includes 6,666 shares subject to stock options exercisable within 60 days of April 12, 1999.
(3) Includes 10,000 shares subject to stock options exercisable within 60 days of April 12, 1999.
(4) Includes 5,166 shares subject to stock options exercisable within 60 days of April 12, 1999.
(5) Includes 29,166 shares subject to stock options exercisable within 60 days of April 12, 1999.
(6) Includes 6,666 shares subject to stock options exercisable within 60 days of April 12, 1999.
(7) Includes 420,500 publicly traded warrants exercisable within 60 days of April 12, 1999.
(8)  As reported on Form 13-G filed December 31, 1998.
(9) Includes 57,664 shares subject to stock options exercisable within 60 days of April 12, 1999.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

The persons named below have been nominated by management for election as directors of the Company to serve until the 2000 Annual Meeting of Shareholders or until their respective successors are duly elected and qualify. All nominees are currently serving as directors of the Company.

Unless otherwise instructed, the enclosed proxy will be voted for election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by management in the unanticipated event that any nominee is unable to or declines to serve. The Board has no reason to believe that any nominee will be unable or unwilling to serve. The five (5) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company. The Company's Articles of Incorporation provide for a classified Board of Directors designated as Class I and Class II. After the initial term of office of each class, each class shall have a term of two years. At each annual meeting of shareholders thereafter, directors of one class could be elected to succeed the directors of that class whose terms have expired, and each newly elected director will serve a two-year term. Under California law, the classified director provisions are automatically effective when the Common Stock of the Company is listed on the Nasdaq NMS, NYSE or AMEX, and when the Company has at least 800 shareholders as of the record date for the most recent annual meeting of shareholders. The classification of directors has the effect of making it take more time to change the composition of a majority of the Board of Directors.

                     MANAGEMENT AND THE BOARD OF DIRECTORS
                  RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees, and their ages as of April 12, 1999.


Name of Nominee             Age            Position with the Company
---------------             ---            -------------------------
James L. Berntsen            42            Executive Vice President and Director

Robert F. Coston             66            Director

Douglas W. Moul              63            Director

James A. Scudder             42            Chairman, President, Chief Executive Officer and Director

Carroll E. Taylor            58            Director


James L. Berntsen, a co-founder of the Company has been a director of the Company since its inception in November, 1994. He currently serves as Executive Vice President and Assistant Secretary.

Robert F. Coston has been a director since October, 1997. Mr. Coston has been a self-employed consultant since 1990, specializing in production and distribution of various food products. Mr. Coston holds a Bachelor of Science in Civil Engineering from Lehigh University.

Douglas W. Moul has been a director since December, 1997. Mr. Moul is a director of Morgan Foods Inc. of Austin, Indiana and holds a Bachelor of Science in Mechanical Engineering from the University of British Columbia. He has been a consultant for the last five years.

James A. Scudder, a co-founder of the Company has been a director of the Company since its inception in November, 1994. He currently serves as Chairman of the Board, President and Chief Executive Officer.

Carroll E. Taylor has been a director since September, 1998. He holds a Bachelor of Science in Chemical Engineering from the University of Southern California and an MBA from the University of Cincinnati. He is a private investor.

There is no family relationship between any of the Company's directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer. All directors and executive officers currently serve for a term of one year until the next Annual Meeting of Shareholders until such time, if ever, as the classified board applies.

During the year ended December 31, 1998, the Board held seven (7) meetings where all directors were present except Mr. Taylor who joined the Board in September, 1998 and Mr. Coston, who was absent for one meeting. The Company presently has a Compensation Committee of the Board consisting of Messrs. Coston, Moul and Taylor. The Compensation Committee's primary function is to establish compensation for executives and officers. The Audit Committee, consisting of Messrs. Coston, Moul, and Taylor, advises the Board as to the selection of the Company's independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, approves the Company's annual audit and financial results and any material change thereto and makes recommendations to the Board regarding such matters. The Board does not have a standing Nominating Committee. During 1998, the Compensation Committee met two times and the Audit Committee met two times.

Executive Officers

In addition to those listed above, the following individuals are also Executive
Officers:


Name                 Age            Position with the Company
----                 ---            -------------------------
Ann T. Davern         46            Vice President, Manufacturing

Kevin A. Hainley      42            Chief Financial Officer


DIRECTOR COMPENSATION

Beginning in May 1998, non-employee directors of the Company received $2,000 for each Board meeting they attended. Non-employee Directors are also compensated $1,000 per day for any consulting services they provide the Company. Additionally, non-employee directors each received stock options to purchase 50,000 shares of Common Stock upon their appointments as Directors. These options vest evenly over five years. Each of the non-employee directors was appointed to the Advisory Board and received stock options to purchase 20,000 shares of Common Stock. These options vest evenly over four years.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and information involving securities transactions of which the Company is aware, the Company believes that during the fiscal year ending December 31, 1998, all its executive officers, directors and greater than 10% beneficial shareholders complied with Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth for the years indicated certain compensation of the Company's Chief Executive Officer and each of the other four (4) most highly-compensated of the Company's executive officers who earned or who were paid more than $100,000 in compensation in such years ("Named Executive Officers").

SUMMARY COMPENSATION TABLE


                                                               Long-Term Compensation(1)
                                   Annual Compensation         -------------------------
Name and                          ---------------------             No. of shares
Principal Position                Year           Salary           underlying Options
------------------                ----           ------           ------------------
James L. Berntsen                 1998          $176,900                40,000
Executive Vice President          1997            97,200
                                  1996            62,000
Ann T. Davern                     1998           121,080                31,000
Vice President, Manufacturing     1997            68,300
                                  1996            49,800
Kevin A. Hainley                  1998           127,200                31,000
Chief Financial Officer           1997            96,100
                                  1996             ----                 60,000
Allan C. Mayer, Jr.               1998           119,400                24,000
Vice President, Marketing         1997            96,000
                                  1996            16,000                60,000
James A. Scudder                  1998           172,300                40,000
Chief Executive Officer           1997            97,200
and President                     1996            62,000


(1) There were no cash bonuses, other annual compensation or restricted stock awards paid or granted and the dollar value of other annual compensation was not required to be disclosed

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning stock option grants made to the Company's Chief Executive Officer and each of the other Named Executive Officers during the fiscal year ended December 31, 1998. No stock appreciation rights were granted or exercised during such fiscal year.


                              Number of        Percent of
                              Securities       Total Options
                              Underlying       Granted               Exercise or
                              Options          To Employees          Base Price
Name                          Granted (1)      In Fiscal Year        per Share          Expiration
----                          -----------      --------------        ---------          ----------
James L. Berntsen               80,000             21.1%                $1.88              2004

Ann T. Davern                   62,000             16.3%                $1.88              2004

Kevin A. Hainley                62,000             16.3%                $1.88              2004

Allan C. Mayer, Jr.             48,000             12.6%                $1.88              2004

James A. Scudder                80,000             21.1%                $1.88              2004


(1) Each referenced individual received two options. One half of the option grants as to each individual vest incrementally every six (6) months over three
(3) years. The remaining one-half of the option grants as to each individual vest on July 1, 1999, in an amount computed by a formula based on the Company's performance as measured against specific goals of: (i) manufacturing capacity;
(ii) licensing commitments, and (iii) cash availability on June 30, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

The following table sets forth information concerning exercises of options and the fiscal year end option values during the fiscal year ended December 31, 1998 with respect to the Company's Chief Executive Officer and each of the other Named Executive Officers. No options were exercised and no stock appreciation rights were exercised or outstanding during such fiscal year.

                              Number of Securities                Value of Unexercised
                             Underlying Unexercised                   In-The-Money
                               Options At 12-31-98                 Options At 12-31-98
Name                     Exercisable      Unexercisable      Exercisable      Unexercisable
----                     -----------      -------------      -----------      -------------
James L. Berntsen           6,666            33,334            $ 9,132           $45,668

Ann T. Davern               5,166            25,834              7,077            35,392

Kevin A. Hainley           29,166            49,834             61,077            89,393

Allan C. Mayer, Jr.        40,000            44,000             86,480            81,400

James A. Scudder            6,666            33,334              9,132            45,668


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

The Company has employment agreements with Messrs. Scudder and Berntsen. Mr. Scudder's employment agreement provides for his employment by the Company as its President and Chief Executive Officer at a current salary of $178,000.
Mr. Berntsen's employment agreement provides for his employment by the Company as its Executive Vice President at a current salary of $151,200. Messrs. Scudder and Berntsen are party to agreements providing for an initial term expiring on August 31, 1999 and such agreements were extended by the Board of Directors for a term ending August 31, 2002. Each officer may receive bonuses awarded in the discretion of the Board of Directors. The agreements do not provide for any fixed or formula bonuses to be paid to the officers. The Employment Agreements provide that Messrs. Scudder and Berntsen may, at their election, receive a severance payment equal to 299% of their average annual base salary and bonuses during the preceding five year period in the event of a change of control as defined in their employment agreements.

                                  PROPOSAL 2
             APPROVE AN AMENDMENT TO THE COMPANY'S 1996 STOCK PLAN
      TO AUTHORIZE AN INCREASE IN THE COMMON STOCK AVAILABLE FOR ISSUANCE

     The Company's 1996 Stock Plan was adopted by the Board of Directors in November 1996 and approved by the shareholders in December 1996. 545,500 shares of the Company's Common Stock are currently reserved for issuance pursuant to options granted pursuant to the 1996 Stock Plan, of which options to acquire 517,000 shares of Common Stock have been granted as of April 12, 1999. As a result, there are 28,500 shares of Common Stock available for future grant under the 1996 Stock Plan.

     In February of 1999, the Board of Directors approved an amendment to the 1996 Stock Plan, subject to shareholder approval, to enable the Board of Directors and the Compensation Committee to continue to grant stock options, stock appreciation rights and other stock awards to the Company's employees, directors, consultants and advisors at levels determined to be appropriate by the Board of Directors and the Compensation Committee. The amendment increases the number of shares to a total of 1,045,400; an increase of 500,000 shares over the number previously authorized under the 1996 Stock Plan.

     The shareholders are required in this Proposal 2 to approve the amendment to the 1996 Stock Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting, will be required to approve the 1996 Stock Plan as amended.

                     MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

The essential features of the Company's 1996 Stock Plan, as amended are outlined below. The description of the 1996 Stock Plan set forth below is a summary and does not purport to be complete.

PURPOSE.   The purpose of the 1996 Stock Plan is to provide an incentive to eligible employees, officers, directors, and consultants, whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment qualified personnel for the successful conduct of its business. It is intended this purpose will be effected through the granting of: (i) Stock Options, including incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code and non-qualified stock options ("Non-qualified Stock Options") which are not intended to meet the requirements of such section; (ii) stock appreciation rights ("Stock Appreciation Rights"); (iii) restricted stock ("Restricted Stock"); and (iv) long-term performance awards ("Long-Term Performance Awards").

ELIGIBILITY. Officers, directors, consultants, and other employees of the Company whom the Board of Directors deems to have the potential to contribute to the success of the Company shall be eligible to receive awards under the 1996 Stock Plan. The 1996 Stock Plan provides that Non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Long-Term Performance Awards may be granted to employees (including officers), directors, and consultants of the Company or any parent or subsidiary of the Company. The 1996 Stock Plan provides Incentive Stock Options may only be granted to employees (including officers) of the Company or any parent or subsidiary of the Company.

ADMINISTRATION. The 1996 Stock Plan is administered by the Board of Directors, or a duly appointed committee thereof. Subject to the provisions of the 1996 Stock Plan, the Board of Directors or a committee thereof has full power to select the eligible individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant. The interpretation and construction of any provision of the 1996 Stock Plan by the Board of Directors shall be final and conclusive. The Board of Directors shall have discretion in determining the number of shares and other terms of each option granted to each recipient. Each option grant shall be evidenced by an option agreement that shall specify the option price, the duration of the option, the number of shares to which the option pertains, the percentage of the option that may be exercised on specified dates in the future, and such other provisions as the Board of Directors shall determine.

OPTION PRICE AND EXERCISE. The option price for each grant of an option shall be determined by the Board of Directors, provided that, in the case of Incentive Stock Options, the option price shall not be less than the fair market value of a share of the Company's Common Stock, or in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant.

All options granted under the 1996 Stock Plan shall expire no later than 10 years from the date of grant, subject to the limitations set forth in the 1996 Stock Plan. Options may be granted authorizing exercise by payment to the Company of cash or by surrender of shares of the Company's Common Stock already owned by the employee, a combination of cash and such shares, or such other consideration as is approved by the Board of Directors.

The 1996 Stock Plan places limitations on the exercise of options under certain circumstances upon or after termination of employment or in the event of the death, disability, or termination associated with a change in control (as defined in the 1996 Stock Plan) of the Company. At the discretion of the Board of Directors the agreement evidencing the grant of a stock option may contain additional limitations upon the exercise of the option under specified circumstances, or may provide certain limited rights to exercise such options under specified circumstances. The granting of an option under the 1996 Stock Plan does not accord the recipient the rights of a shareholder, and such rights shall only accrue after the exercise of an option, and the issuance of the underlying shares of Common Stock in the recipient's name.

RESTRICTED STOCK AWARDS. The 1996 Stock Plan provides for the award of shares of Common Stock of the Company which are subject to certain restrictions ("Restricted Stock") provided in the 1996 Stock Plan or otherwise determined by the Board of Directors. Restricted Stock awards pursuant to the 1996 Stock Plan will be represented by a stock certificate registered in the name of a recipient to whom the award is made subject to the restrictions upon which it is granted. Upon the grant of Restricted Stock, such recipient will be entitled to vote the Restricted Stock, and to exercise other rights as a shareholder of the Company, including the right to receive all dividends and other distributions paid or made with respect to the Restricted Stock. Pursuant to the 1996 Stock Plan, a Restricted Stock award recipient may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Restricted Stock during the restriction period designated by the Board of Directors, except by testamentary disposition, or as may otherwise be determined by the Board of Directors. When the conditions of a Restricted Stock award established by the Board of Directors lapse or are satisfied, the Company will deliver stock certificates representing the shares of Common Stock which are no longer subject to any restrictions, except those required by applicable law.

STOCK APPRECIATION RIGHTS. Pursuant to the 1996 Stock Plan, the Board of Directors in its discretion may grant Stock Appreciation Rights ("SARS"). A Stock Appreciation Right generally will entitle the holder to receive money or stock from the Company in an amount equal to the excess, if any, of the aggregate fair market value of the Company's Common Stock which is subject to such right over the fair market value of the same stock on the date of grant. The Company may grant SARs allowing for the payment of the amount to which the participant exercising the SAR is entitled by delivering shares of the Company's Common Stock or cash or a combination of stock and cash as the Board of Directors in its sole discretion may determine. SARs may contain additional rights, limitations, terms, and conditions which the Board of Directors otherwise deems desirable.

LONG-TERM PERFORMANCE AWARDS. The 1996 Stock Plan also permits the granting of Long-Term Performance Awards. Such awards, if issued, are anticipated to be based upon Company, subsidiary, and/or individual performance over designated periods based on such performance factors or other criteria as the Board of Directors deems appropriate. Performance objectives may vary from participant to participant, group to group, and period to period. Such awards will generally be granted for no cash consideration. The Board of Directors may adjust Long-Term Performance Awards as they deem necessary or appropriate in order to avoid windfalls or hardships or to compensate for changes in tax, accounting, legal rules, or other circumstances. Long-Term Performance Awards may be payable in cash or Common Stock (including Restricted Stock).

RESTRICTION ON TRANSFER. Options, SARs, Restricted Stock Awards, and Long-Term Performance Awards granted pursuant to the 1996 Stock Plan, will generally be nontransferable by the participant, other than by will or by the laws of descent and distribution, and may generally be exercised only by the participant during the lifetime of the participant.

CHANGE IN CONTROL PROVISIONS. Subject to the 1996 Stock Plan's change in control provisions, in the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding Option, SAR, Restricted Stock Award, or Long-Term Performance Award shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not agree to such assumption or substitution, the administrators shall, in lieu of such assumption or substitution, provide for the participant to have the right to exercise the Option, SAR, Restricted Stock Award, or Long-Term Performance Award as to all or a portion of the Common Stock subject to the option, including shares of Common Stock as to which the option would not otherwise be exercisable.

FEDERAL INCOME TAX CONSEQUENCES

The following general description of federal income tax consequences is based on current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of the Company.

OPTION. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Option under the 1996 Plan. The exercise by a participant of an Incentive Option will also not result in any federal income tax consequences to the Company or the participant, except that an amount equal to the excess fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax. Upon the exercise of a Non-Statutory Option, a participant will recognize ordinary income on the date of exercise in an amount equal to the difference between the fair market value of the shares purchased and the consideration paid for the shares. In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of a participant as ordinary income.

If a participant disposes of the shares acquired upon exercise of an Incentive Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Option was granted, nor within one year after the participant exercised the Incentive Option and the shares were transferred to the participant, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the Incentive Option or the amount realized on the disposition of the shares (if the disposition is the result of a sale or exchange to one other than a related taxpayer) exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of a participant. The remainder of the gain or loss recognized on the disposition, if any, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

STOCK APPRECIATION RIGHTS. A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of grant. Upon exercise of a Stock Appreciation Right, the participant will realize ordinary income in an amount equal to the cash and fair market value of any shares of Common Stock received by the participant. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

RESTRICTED STOCK AWARDS AND CASH AND STOCK BONUSES. With respect to shares issued pursuant to a Restricted Stock Award that are not subject to risk of forfeiture or with respect to stock bonuses, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the transfer to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the Restricted Stock Award lapse. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

A participant who does not make a Section 83(b) election within 30 days of a Restricted Stock Award that is subject to a risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares freed of restrictions. The Company will receive a corresponding tax deduction for any amounts includable by the participant as ordinary income.

EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code ("Code") imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code, and denies tax deductibility to the Company for such excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated employees, which payments are contingent upon a change in control of a company. Acceleration of the vesting of options and rights upon a change in control of the Company may constitute parachute payments and in certain cases, "excess parachute payments." The 1996 Stock Plan does not limit the acceleration of such vesting to avoid excess parachute payments.

SECTION 162(m). Under Section 162(m) of the Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with options and rights under the 1996 Stock Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of Options or Stock Appreciation Rights under the 1996 Stock Plan with exercise prices equal to (or greater than) the fair market value of the Common Stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other options and rights under the 1996 Stock Plan would be subject to this limit.

                                  PROPOSAL 3
              RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed KPMG, LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, it being intended that such appointment would be presented for ratification by the shareholders. KPMG, LLP has audited the company's financial statements since its inception in 1994.

A representative of KPMG, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of KPMG, LLP.

                     MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF PROPOSAL 3.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS - FOR 2000 ANNUAL MEETING

Any proposal relating to a proper subject which a shareholder may intend to present for action at the 2000 Annual Meeting of Shareholders and which such shareholder may wish to have included in the Company's proxy materials for such meeting must, in accordance with the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, be received in proper form by the Company at its principal executive office not later than December 1, 1999. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

FORM 10-KSB ANNUAL REPORT

The Company files an Annual Report on Form 10-KSB with the SEC. A copy of the Annual Report on Form 10-KSB (excluding exhibits) including financial statements and schedules has been included with the mailing of this proxy to all shareholders. Shareholders may obtain additional copies of these reports, including financial statements and financial statement schedules, without charge, by writing to Kevin A. Hainley, Chief Financial Officer of the Company, at the Company's executive offices at 13250 Gregg Street, Poway, California 92064.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act, and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.


         By Order of the Board of Directors,


         Kevin A. Hainley
         Secretary
         Poway, California
         April 30, 1999

                                     PROXY
                                  ONTRO, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Scudder and Kevin A. Hainley, jointly and severally, as proxies, each with power to act without the other and with the power to appoint his substitute, and hereby authorizes them to represent and vote all of the shares of Common Stock of Ontro, Inc. held of record by the undersigned on April 12, 1999 standing in the name of the undersigned, as designated on the reverse hereof side, with all powers which the undersigned would possess if present at the Annual Meeting of the Stockholders to be held on June 11, 1999, or any postponements or adjournments thereof and to vote in his or her discretion on such other business as may properly come before the Meeting and any adjournments thereof.



      (Continued, and to be marked, dated and signed, on the other side)


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

                                                                                                                 Please mark     /X/
                                                                                                                 your votes as
                                                                                                                 indicated in
                                                                                                                 this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

                               FOR  WITHHELD                                        FOR AGAINST ABSTAIN  Unless otherwise specified
ITEM 1. ELECTION OF DIRECTORS  / /   / /     ITEM 2. APPROVAL OF AMENDMENT TO 1996  / /  / /      / /    by the undersigned, this
        Nominees:                                    STOCK OPTION PLAN                                   proxy will be voted FOR
        James L. Berntsen                                                                                proposals 1, 2 and 3 and
        Robert F. Coston                     ITEM 3. RATIFICATION OF KPMG, LLP AS   / /  / /      / /    will be voted by the
        Douglas W. Moul                              INDEPENDENT AUDITORS                                proxy-holder at his
        James A. Scudder                                                                                 discretion as to any other
        Caroll E. Taylor                                                                                 matters properly transacted
                                                                                                         at the Meeting or any
WITHHELD FOR:  (write that nominee's name(s)                                                             adjournments thereof. To
in the space provided below).                                                                            vote in accordance with the
                                                                                                         Board of Directors'
                                                                                                         recommendations, just sign
---------------------------------------------                                                            below, no boxes need to be
                                                                                                         checked.









Signature                                           Signature                                           Date
          ----------------------------------------            ----------------------------------------       -----------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

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